UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

11-2, Jalan 26/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Prime Global Capital Group Incorporated (the “Company”) was held on May 20, 2014 (the “Annual Meeting”). The Company’s stockholders voted on the following two proposals (described in detail in the Company’s definitive proxy statement) at the Annual Meeting and cast their votes as follows:

Proposal No. 1	The Company’s stockholders reelected the following directors to continuing serving as directors until the Company’s 2015 Annual Meeting of the Stockholders: Weng Kung Wong, Liong Tat Teh, Amiruddin Bin Che Embi, Peijin W. Harrison and Ham Poh Chai. These nominees represented the Board’s entire slate of nominees. The complete final tabulation of voting results for the election of directors is set forth below:

Name	For	Against	Abstain	Broker Non-Vote
Weng Kung Wong	460,448,956	0	528,664	577,520
Liong Tat Teh	460,448,956	0	528,664	577,520
Amiruddin Bin Che Embi	460,959,070	0	18,550	577,520
Peijin W. Harrison	460,448,956	0	528,664	577,520
Ham Poh Chai	460,977,620	0	0	577,520

Proposal No. 2	The Company’s stockholders ratified the appointment of BF Borgers CPA PC as the Company’s independent auditors for the fiscal year ending October 31, 2014 by the votes indicated below:

For	Against	Abstain	Broker Non-Vote(1)
461,555,140	0	0	0

(1)	Pursuant to the rules of the NYSE, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

As of the close of business on March 21, 2014, the record date, the Company had 512,682,393 shares of Common Stock, at $0.001 par value. Stockholders holding 461,555,140 shares, or approximately 90.03% of the eligible voting shares, casted votes including 460,322,036 shares that were present in person and by proxy at the Annual Meeting and 1,233,104 shares that voted online.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: May 22, 2014

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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